UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2023

Arcus Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38419	47-3898435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3928 Point Eden Way
Hayward, California		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 694-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	RCUS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2023, Arcus Biosciences, Inc. (“Arcus”) and Gilead Sciences, Inc. (“Gilead”) entered into a Second Amended and Restated Common Stock Purchase Agreement (the “A&R Purchase Agreement”), which amends and restates in its entirety the Amended & Restated Common Stock Purchase Agreement entered into between Arcus and Gilead on January 31, 2021 (the “2021 SPA”). Pursuant to the A&R Purchase Agreement, Gilead will purchase from Arcus 1,010,000 shares of Arcus common stock at a purchase price of $19.26 per share, subject to customary closing conditions. All other terms of the 2021 SPA, including Gilead’s option to purchase additional shares from Arcus, up to a maximum of 35% of Arcus’s then-outstanding common stock, from time to time until July 13, 2025, remain unchanged.

The foregoing is only a brief description of the material terms of the A&R Purchase Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the agreement, which will be filed as an exhibit to Arcus’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference here. The shares are being sold to Gilead pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as they are being sold to one entity that is an accredited investor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUS BIOSCIENCES, INC.

Date:	June 28, 2023	By:	/s/ Terry Rosen
Terry Rosen, Ph.D. Chief Executive Officer